Exhibit 1.1

AVALONBAY COMMUNITIES, INC.

Medium-Term Notes

Due Nine Months or More From Date of Issue

TERMS AGREEMENT

November 9, 2010

AvalonBay Communities, Inc.

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

Reference is made to that certain Amended and Restated Distribution Agreement dated as of August 6, 2003 (including any exhibits and schedules thereto, the “Distribution Agreement”), by and among AvalonBay Communities, Inc., a Maryland corporation (the “Company” or “AvalonBay”) and the agents named therein.  The entities listed on Schedule 1 hereto are collectively referred to herein as the “Agents.”  J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. have agreed to act as the representatives (the “Representatives”) of the Agents in connection with this Terms Agreement (this “Agreement”).  Capitalized terms used, but not defined, in this Agreement are used in this Agreement as defined in the Distribution Agreement.  This Agreement is one of the Written Terms Agreements referred to in Section 4(a) of the Distribution Agreement (as modified by Schedule 3 to this Agreement pursuant to the following paragraph).

In accordance with and subject to the terms and conditions stated in this Agreement, the Distribution Agreement and that those certain Appointment Agreements dated as of the date hereof (the “Appointment Agreements”), by and between the Company and each of Deutsche Bank Securities Inc., PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, which agreements are incorporated herein in their entirety, except as such incorporation of the Distribution Agreement is modified by Schedule 3 to this Agreement, and made a part hereof, the Company agrees to sell to the  Agents, and each of the Agents severally agrees to purchase, as principal, from the Company the aggregate principal amount set forth opposite its name in Schedule 1 hereto of the Company’s Notes identified on Schedule 2 hereto.  If one or more of the Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase under this Agreement, the procedures set forth in Section 4(a) of the Distribution Agreement (as modified by Schedule 3 to this Agreement) shall apply.

The obligations of the Agents to purchase Notes shall be subject, in addition to the conditions precedent listed in the Distribution Agreement (as is modified by Schedule 3 to this Agreement, to the delivery of the following documents to the Representatives, on or before the Settlement Date:

1.               the opinions and letters referred to in Sections 6(a), 6(b) and 6(c) of the Distribution Agreement (as modified by Schedule 3 to this Agreement), each dated the Settlement Date and otherwise in substantially the same form as was delivered in connection with the Company’s September 11, 2009 public offering of medium-term notes (the “Prior Offering”);

2.               the letters of Ernst & Young LLP referred to in Section 6(d) of the Distribution Agreement (as modified by Schedule 3 to this Agreement), dated the date hereof and the Settlement Date and otherwise in substantially the same forms as were delivered in connection with the Prior Offering; and

3.               the officers’ certificate referred to in Section 6(e) of the Distribution Agreement (as modified by Schedule 3 to this Agreement), dated the Settlement Date and otherwise in substantially the same form as was delivered in connection with the Prior Offering.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives of the Agents and their counsel. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

This Agreement shall be governed by the laws of the State of New York.  This Agreement, the Distribution Agreement (as modified by Schedule 3 to this Agreement) and the Appointment Agreements constitute the entire agreement of the parties regarding the offering of Notes contemplated by this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

For itself and as the Representative
of the Agents named on Schedule 1 hereto

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

For itself and as the Representative
of the Agents named on Schedule 1 hereto

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

AGENTS’ ALLOCATIONS

2021 Notes

Agent	Aggregate Principal Amount of 2021 Notes
Deutsche Bank Securities Inc.	$87,500,000
J.P. Morgan Securities LLC	$87,500,000
PNC Capital Markets LLC	$25,000,000
SunTrust Robinson Humphrey, Inc.	$25,000,000
UBS Securities LLC	$25,000,000
$250,000,000

Schedule 2

TERMS OF THE NOTES

Medium-Term Notes—Fixed Rate

3.95% Notes due 2021

Principal Amount: $250,000,000	Issue Price (Public Offering Price): 99.834%
Net Proceeds to the Company: $247,960,000	Agents’ Discount Commission: 0.650%
Stated Maturity Date: January 15, 2021	Interest Rate: 3.95%
Original Issue Date: November 17, 2010	CUSIP: 05348E AP4
Interest Payment Dates: January 15 and July 15	First Interest Payment Date: July 15, 2011

Redemption:

☐                                    The Notes cannot be redeemed prior to the Stated Maturity Date at the option of the Company.

☒                                  The Notes may be redeemed prior to the Stated Maturity Date at the option of the Company.

Initial Redemption Date: See Additional/Other Terms.

Initial Redemption Percentage/Redemption Price: See Additional/Other Terms.

Annual Redemption Percentage Reduction: N/A

Optional Repayment:

☒                                  The Notes cannot be required to be repaid prior to the Stated Maturity Date at the option of the Holder of the Notes.

☐                                    The Notes can be repaid prior to the Stated Maturity Date at the option of the Holder of the Notes.

Optional Repayment Dates:

Repayment Price:       %

Currency:

Specified Currency: U.S. Dollars (If other than U.S. Dollars, see attached)

Minimum Denominations:

(Applicable only if Specified Currency is other than U.S. Dollars)

Original Issue Discount (“OID”):    ☐ Yes    ☒ No

Total Amount of OID:

Yield to Maturity:

Initial Accrual Period:

Form:    ☒ Book-Entry    ☐ Certificated

Additional/Other Terms:

Other Terms:

Reopening of Issue.  The Company may, from time to time and without the consent of the noteholders, reopen an issue of notes and issue additional notes having the same terms and conditions (including maturity, interest payment terms and CUSIP number) as notes issued on an earlier date, except for the issue date, issue price and, if applicable, the first payment of interest. After such additional notes are issued, they will be fungible with the notes issued on such earlier date.

Optional Redemption.  The Notes may be redeemed at any time at the option of AvalonBay, in whole or in part, upon notice of not more than 60 and not less than 30 days prior to the Redemption Date, at a Redemption Price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Note.    If the Notes are redeemed on or after 90 days prior to the Maturity Date, the Redemption Price will equal 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date.

Acceleration of Maturity; Make-Whole Amount.  If an Event of Default with respect to the Notes that are then outstanding occurs and is continuing, and pursuant to Section 2.7 of the Amended and Restated Third Supplemental Indenture dated as of July 10, 2000 (the “Third Supplemental Indenture”) the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes of this series shall have declared the principal amount (or, if the Notes of this series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms hereof) of all the Notes of this series to be due and payable immediately, by a notice in writing to AvalonBay (and to the Trustee if given by the Holders), then upon any such declaration such principal, or specified portion thereof, plus accrued interest to the date the Notes of this series are paid, plus the Make-Whole Amount on the Notes shall become immediately due and payable. With respect to the Notes of this series, if an Event of Default set forth in Section 501(6) of the Indenture, dated as of January 16, 1998, between AvalonBay and the Trustee (the “Indenture”) occurs and is continuing, such that pursuant to Section 2.7 of the Third Supplemental Indenture all the Notes of this series are immediately due and payable, without notice to AvalonBay, at the principal amount thereof (or, if the Notes of this series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms of the Notes) plus accrued interest to the date the Notes are paid, then the Make-Whole Amount on the Notes shall also be immediately due and payable.

Definitions.  Terms used but not defined herein shall have the meanings set forth in the Indenture and the Third Supplemental Indenture. The following terms shall have the following meanings:

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

“Reinvestment Rate” means twenty (20) basis points plus the arithmetic mean of the yields under the respective headings “This Week” and “Last Week” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by AvalonBay.

Schedule 3

Modifications to the Distribution Agreement

The incorporation of the Distribution Agreement into this Agreement shall be modified as set forth below.

1.  The third paragraph of Section 1 is hereby amended and restated in its entirety as follows:

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 33-157627) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”).  Such registration statement has become effective.  Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Distribution Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A or 430B of the Securities Act Rules and Regulations), and any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act or otherwise, is referred to herein as the “Registration Statement.”  A prospectus supplement (the “Prospectus Supplement”) setting forth the terms of the offer of the Notes contemplated by this Distribution Agreement, and additional information concerning the Company has been or will be prepared and will be filed by the Company pursuant to Rule 424(b) of the Securities Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Notes under this Distribution Agreement (or such earlier time as may be required by the Securities Act Rules and Regulations).  The final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement (including any supplement to the Prospectus that sets forth the purchase price, interest rate or formula, maturity date and other terms of a particular issue of Notes and all documents incorporated therein by reference (each, a “Pricing Supplement”)), is referred to herein as the “Prospectus,” except that if any revised prospectus, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Rules and Regulations, shall be provided to the Agents by the Company for use in connection with the offer and sale of any of the Notes under this Distribution Agreement, the term “Prospectus” shall refer to such revised prospectus from and after the time such documents are first provided to the Agents for such use.  All references to the Prospectus shall be deemed to include, without limitation, the information deemed to be included therein pursuant to Rule 430B.  Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Securities Act Rules and Regulations (a “Rule 462(b) Registration Statement”) shall be deemed to be part of the Registration Statement.  Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement shall be deemed to be part of the Prospectus. The term “Time of Sale Prospectus” shall refer to the prospectus included in the Registration Statement at the time the Registration Statement originally became effective as supplemented by any Prospectus Supplement, preliminary prospectus or Prospectus available at the time of any offer of Notes together with any free writing prospectus, as defined under Rule 405 of the Securities Act, available at such time that has been identified in a Written Terms Agreement.  For purposes of this Distribution Agreement, all references to the Registration Statement, the Prospectus, any preliminary prospectus, any Time of Sale Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Prospectus delivered to any Agent for use in connection with the offering of the Notes by the Company.

2. Section 3(a) is hereby amended and restated in its entirety as follows:

(a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Prospectus Supplement setting forth the terms of the offer of the Notes contemplated by this Distribution Agreement, and additional information concerning the Company has been or will be prepared and will be filed by the Company pursuant to Rule 424(b) of the Securities Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Notes under this Distribution Agreement (or such earlier time as may be required by the Securities Act Rules and Regulations).

3. Section 3(b) is hereby amended and restated in its entirety as follows:

(b)           Compliance with Securities Act.  Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, on the date of filing thereof with the Commission and as of the date hereof, complied or will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations; the Indenture, on the date of filing thereof with the Commission and as of the date hereof complied or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “TIA”); each part of the Registration Statement, when such part became or becomes effective did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and as of the date hereof did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Time of Sale Prospectus does not, and at the time of each offer of the Notes in connection with the offering and at the relevant Settlement Date, the Time of Sale Prospectus, and any amendment or supplement thereto by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the TIA and (ii) statements in, or omissions from, any such document in reliance upon, and in conformity with, information concerning the Agents that was furnished to the Company by the Agents specifically for use in the preparation thereof.  The Company acknowledges that the only information furnished to the Company by the Agents on or before the date hereof specifically for inclusion in the Registration Statement or the Time of Sale Prospectus or the Prospectus is the information set forth in Schedule I hereto.

4.  Section 3(c) is hereby amended and restated in its entirety as follows:

(c)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus, the Time of Sale Prospectus and any amendment or supplement to such Registration Statement, such Prospectus or such Time of Sale Prospectus, when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the

Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules and Regulations”), as applicable.

5.  Section 3(g) is hereby amended and restated in its entirety as follows:

(g)           Financial Statements.  Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, that would apply to financial statements included in a filing under the Exchange Act or Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, (ii) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and the supporting schedules included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein, and (iii) the other financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.  Ernst & Young LLP (together with any other nationally recognized accounting firm that the Company may from time to time engage, the “Accountants”), who have reported on the financial statements and schedules which are audited, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the Rules and Regulations.  The statements included in the Time of Sale Prospectus and the Prospectus with respect to the Accountants are true and correct in all material respects. The Company and its subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements included in the Time of Sale Prospectus and the Prospectus.

6.  Section 3(h) is hereby amended and restated in its entirety as follows:

(h)           Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.  Since the end of the Company’s most recently completed fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls (whether remediated or not).

7.  Section 3(i) is hereby amended by adding the following sentence at the end of this subsection:

No pre-emptive or similar rights of stockholders or noteholders exist with respect to any of the Notes or the issuance and sale thereof.  Upon issuance, the Notes will conform in all material respects to all statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

8.  Section 3(l) is hereby amended and restated in its entirety as follows:

(l)            No Material Adverse Change.  Except as set forth in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt or short-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i), (ii) and (iii), as otherwise disclosed in the Time of Sale Prospectus and the Prospectus.

9.  Section 3(n) is hereby amended and restated in its entirety as follows:

(n)           No Material Actions or Proceedings.  Except as set forth in the Time of Sale Prospectus and the Prospectus, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such or any of the Current Communities, the Development Communities or the Redevelopment Communities (each as defined in the Prospectus and collectively, the “Communities”) before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably be expected to, individually or in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes or regulations or current, pending or, to the Company’s knowledge, threatened, legal, governmental or regulatory claims, actions, suits or proceedings that would be required to be described in the Time of Sale Prospectus or the Prospectus if the Time of Sale Prospectus or the Prospectus, as the case may be, were a Registration Statement filed under the Securities Act that are not so described in the Time of Sale Prospectus and the Prospectus.

10.  Section 3(x) is hereby amended and restated in its entirety as follows:

(x)            No Unlawful Contributions.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Time of Sale Prospectus and the Prospectus which has not been so disclosed, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

11.  Section 3 is hereby modified to include the following additional representations:

(gg)         Status under the Securities Act.  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in a Written Terms Agreement, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(hh)         Insider Trading Policy.  Under the Company’s insider trading policy, the officers and directors who are subject to the insider trading policy may not sell or otherwise dispose of securities of the Company without pre-approval from the Company.

(ii)           Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to cause any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

(jj)           Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as described in the Time of Sale Prospectus and the Prospectus; and the conduct of their respective businesses as described in the Time of Sale Prospectus and the Prospectus will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(kk)         No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Time of Sale Prospectus and the Prospectus and that is not so described in such documents.

(ll)           Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed, or have been granted valid extensions for, all tax returns required to be filed through the date hereof, except for taxes being contested in good faith by appropriate procedures and for which adequate reserves have both been established in accordance with U.S. generally accepted accounting principles and reflected in the financial statements included in the Time of Sale Prospectus and the Prospectus and, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in all cases as would not result in a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

(mm)       Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(nn)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the business in which they are engaged to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(oo)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in all cases as would not result in a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

(pp)         Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq)         No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not result in a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

(rr)           No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Distribution Agreement) that would give rise to a valid claim against the Company, any of its subsidiaries or any party purchasing Notes for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(ss)         Margin Rules.  Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)         Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)       Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

12.  References to “Prospectus” in Section 3(d), (e), (f), (i), (o), (p), (r), (v), (z), (bb), and (ee); Section 5(d), (g), (l), (n) and (o); Section 6(g) and (n); and 8(a), (b) and (c) shall be deemed to refer to each of “the Prospectus and the Time of Sale Prospectus”.

13.  Section 5 is hereby amended to include the following additional covenants:

(s)           The Company shall furnish to the Agents a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Agents reasonably object.

(t)            The Company shall not take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder, but for the action of such Agent.

(u)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale

Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

14.  Section 9(a) is hereby amended and restated in its entirety as follows:

(a)           Indemnification of the Agents by the Company.  The Company will indemnify and hold harmless the Agents and their directors, officers, employees and agents and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which an Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement to the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Prospectus or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by an Agent in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by an Agent through gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Notes to any person by an Agent and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Agent furnished in writing to the Company by such Agent expressly for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus.

15.  Section 9(b) is hereby amended and restated in its entirety as follows:

(b)           Indemnification of the Company and its Directors, Certain Officers and Control Persons by the Agents.  The Agents will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the each Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Agent furnished in writing to the Company by such Agent expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus.  This indemnity will be in addition to any liability that an Agent might otherwise have; provided, however, that in no case shall an Agent be liable or responsible for any amount in excess of the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification.

16.  Section 13 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

13.         Termination.  The Company shall have the right to terminate this Distribution Agreement with respect to any or all of the Agents at any time by giving notice hereunder to the Agents as hereinafter specified.  Each Agent shall have the right by giving notice as hereinafter specified to terminate this Distribution Agreement and/or any Terms Agreement hereunder at any time, provided that if such termination would occur on or after the date of such Terms Agreement and prior to the Settlement Date with respect to such Terms Agreement, any Agent may terminate this Distribution Agreement and such Terms Agreement only if (i) the Company shall have failed, refused or been unable, at any time, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Agents’ obligations hereunder is not fulfilled when due, (iii) the rating assigned by either of the Rating Agencies to the Company or the Notes as of or subsequent to the date of this Distribution Agreement shall have been lowered since that date or if either of the Rating Agencies shall have publicly announced that it has under surveillance or review for the purpose of considering lowering such rating, its rating of the Company or the Notes, (iv) trading in any of the equity securities of the Company shall have been suspended by the Commission, FINRA, by an exchange that lists such equity securities or by the Nasdaq Stock Market, (v) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (vi) a general banking moratorium shall have been declared by either Federal or New York State authorities, (vii) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Agents, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus and the Time of Sale Prospectus, or (viii) if there shall have come to the attention of the Agents any facts that would cause them to believe that the Prospectus or the Time of Sale Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.  Any such termination notice shall be effective only with respect to such Agent.  As used in this Section 13, the term “Prospectus” means the Prospectus in the form first provided to the Agents for use in confirming sales of the related Notes.  In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) an Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 4(b) hereof, (ii) if at the time of termination (a) such Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 5 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 5(f) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 11, 15 and 16 hereof shall remain in effect.

17.  Paragraph (b) of Exhibit C to the Distribution Agreement shall be amended and restated in its entirety as follows:

(b)           No facts have come to our attention which cause us to believe that the Prospectus (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included therein or omitted therefrom and the Form T-1, as to which we express no opinion), as of its date or the date hereof, or the Time of Sale Prospectus as of the time of any offers of the Notes or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.